SOUTHWEST BANCORP, INC.
DECLARES DIVIDEND ON COMMON STOCK

CONTACT:	RICK J. GREEN, PRESIDENT & C.E.O.
KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O.
TELEPHONE: RELEASE DATE:	(405) 372-2230 FRIDAY, MAY 29, 2009	(800) 727-2230

STILLWATER, OK—Southwest Bancorp, Inc. (NASDAQ:OKSB), parent company of Stillwater National Bank and Trust Company and Bank of Kansas, announces that a $0.0238 per share cash dividend on its common stock was declared for the second quarter of 2009. This is the same amount per shares as the dividend paid for the first quarter of 2009.

This dividend will be distributed to shareholders of record as of June 17, 2009, and is payable on July1, 2009.

Southwest Bancorp, Inc. has paid a dividend every year since it was organized in 1981. Dividends on common stock are declared at the discretion of the board of directors.

Southwest Bancorp, Inc. is a publicly owned financial holding company with banking subsidiary offices in Oklahoma City, Stillwater, Tulsa, Edmond, and Chickasha, Oklahoma; Dallas, San Antonio, Austin, and Houston, Texas; and Wichita, Kansas City, and Hutchinson, Kansas.

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